Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our report dated March 16, 2021 relating to the financial statements of CPS Technologies Corp., which appears in CPS Technologies Corp.’s Annual Report on Form 10-K for the year ended December 26, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
April 19, 2021